UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF l934

Eucrates Biomedical Acquisition Corp.

(Exact name of Registrant as specified in its charter)

British Virgin Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

250 West 55th Street, Suite 13D
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units, each consisting of one ordinary share, no par value, and one-third of one Warrant

Ordinary shares, no par value

Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share

The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following  box.   ☒

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.    ☐

     Securities Act registration statement file number to which this form relates: 333-249333.

     Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, ordinary shares, and warrants to purchase ordinary shares, of Eucrates Biomedical Acquisition Corp. (the “Registrant”). The description of the units, ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-249333), originally filed with the Securities and Exchange Commission on October 6, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249333), filed with the Securities and Exchange Commission on October 15, 2020).

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249333), filed with the Securities and Exchange Commission on October 15, 2020).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249333), filed with the Securities and Exchange Commission on October 15, 2020).

4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249333), filed with the Securities and Exchange Commission on October 15, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249333), filed with the Securities and Exchange Commission on October 15, 2020).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-249333), filed with the Securities and Exchange Commission on October 15, 2020).

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-249333), filed with the Securities and Exchange Commission on October 15, 2020).

10.5	Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated by reference to Exhibit 10.5 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-249333), filed with the Securities and Exchange Commission on October 15, 2020).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 22, 2020	Eucrates Biomedical Acquisition Corp.

	By:	/s/ Parag Saxena
	Name:	Parag Saxena
	Title:	Chief Executive Officer